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                                                                    Exhibit 10.2

                             AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT
                                      OF
                         RALPH E. CHRISTOFFERSEN, PhD.


This amended and restated employment agreement is entered into effective July 1, 2001 by and between Ralph E. Christoffersen, PhD. ("Christoffersen") and Ribozyme Pharmaceuticals, Inc., a Delaware corporation ("the Company"). This agreement amends and restates all prior and existing employment agreements between the parties.

Whereas Christoffersen has resigned as President and Chief Executive Officer of the Company; and

Whereas the Company wishes to continue the employment of Christoffersen, and Christoffersen is willing to continue in the employment of the Company, on the terms and conditions set forth in this Agreement;

Now therefore the parties agree as follows:

1.   Duties of Christoffersen. Christoffersen shall assume the position of
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Chairman of the Board of the Company and a member of the Board's Executive
Committee upon his election to such positions by the Company's Board of Directors and shall perform services for the Company customary for such position as well as other duties assigned to him by the Company's Board of Directors or as requested by the Company's President and CEO. Christoffersen shall perform such services as a regular employee of the Company until January 1, 2002, and thereafter as a consultant to the Company on a part time as needed basis. Christoffersen shall not have the powers or responsibilities of an executive officer of the Company.

2.   Compensation. In consideration for the services to be performed by
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Christoffersen through 2001, Christoffersen shall be paid a salary effective as of the Effective Date of $13,541.67 per month payable in accordance with the Company's customary payroll practices. In addition, Christoffersen shall be entitled to a bonus for the year ended December 31, 2001, in an amount up to $97,500 depending upon the achievement of certain performance goals and in particular the successful transition of management of the Company to Christoffersen's successor as President and CEO. From and after January 31, 2001 Christoffersen shall be compensated for any consulting engagement he undertakes for the Company at a rate to be negotiated, but not less than $1,500 per day plus expenses.

3.   Benefits. During the term of his employment with the Company,
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Christoffersen will be entitled to participate in all health, insurance, stock, pension and profit sharing plans made available to RPI executives including the following:

(a) Health and major medical insurance covering Christoffersen, his spouse and dependents (as defined under the policies of such insurance) under the plan maintained by the Company for
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its senior management employees with coverage for Christoffersen's spouse and dependents paid in accordance with the Company's policies;

(b) Long-term disability insurance coverage under the plan maintained by the Company for its senior management employees; and

(c) Short-term disability coverage under the plan maintained by the Company for its senior management employees.

4.   Expenses. The Company shall promptly reimburse Christoffersen for all
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ordinary, customary and necessary expenses incurred by him in the performance of his duties, provided such expenses are incurred and accounted for in accordance with policies and procedures established by the Company.

5.   Support Services. As long as Christoffersen is employed as an employee or
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consultant to the Company, the Company shall provide him with appropriate office space and secretarial support.

6.   Vacation. Each year of his employment with the Company, Christoffersen
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shall be entitled to one month's vacation, or as otherwise mutually agreed, at full salary. Christoffersen shall take vacation at such time or times as shall be compatible with the Company's best interests and the conduct of its business.

7.   Options. Executive's stock options will continue to vest through the end of
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as long as Christoffersen is employed by the Company or serving as a member of the Board of Directors of the Company and will be exercisable for 90 days following the later of the termination of Executive's employment or service on the Board of Directors of the Company . In the event of a Change of Control (as defined below) prior to the termination of Executive's employment or service on the Board of Directors of the Company, all stock options held by Executive shall vest and shall be immediately exercisable. As used herein, the term "Change of Control" shall mean the occurrence with respect to the Company of any of the following events:

(a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term Person is used for purposes of Section 13 (d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change of Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any subsidiary or (ii) the Company or any Subsidiary;

(b) The individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however,

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that if the election or nomination for election by the Company's stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (1) such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or
(2) such individual was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this paragraph; or

(c)   Approval by stockholders of the Company of:

(i)   A merger, consolidation or reorganization involving the Company, unless,

(A) The stockholders of the Company immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(B) The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and

(C) No Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities) has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities.

(ii)  A complete liquidation or dissolution of the Company; or

(iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary)

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the

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Company, the Subject Person becomes the Beneficial Owner of any additional
Voting Securities Beneficially Owned by the Subject Person, then a Change of Control shall occur.

8.   Exclusivity. Christoffersen's employment with the Company is not intended
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to be exclusive and Christoffersen is entitled to accept other part time employment or consulting engagements and to engage in other business activities as long as such activities to not interfere with or create a conflict of interest with his duties under this Agreement.

9.   Confidentiality. Christoffersen acknowledges that non-public information
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concerning the business and activities of the Company is a valuable, special and unique asset and that he will obtain access thereto as a result of his employment by the Company. In recognition of the foregoing, during the continuance of his employment and thereafter for a period of five years, Christoffersen agrees that he will not, directly or indirectly, reveal or disclose to any person, firm, association, corporation or partnership whatsoever, or use for his own benefit or the benefit of any other person, firm, association, corporation or partnership, any non-public or confidential knowledge or information concerning the Company, its business, finances, research, or activities, including, without limitation, its business plans, technology, manufacturing processes, research and development programs and plans, formulas, formulations, discoveries, patents, patent applications, licenses, contracts, marketing plans, systems, sources of supply of materials used or sold by the Company, pricing information, the identities of former or existing customers of the Company, and any other trade or business secrets and confidential information of the the Company. For purposes of this paragraph, confidential information shall also include any confidential information of any third party revealed to Christoffersen during his employment by the Company. For purposes of this paragraph confidential information shall not include information that is publicly available or otherwise known to the party to whom such information is disclosed from sources other than Christoffersen. Upon termination of his employment with the Company, Christoffersen will immediately surrender to the Company all documents, records, computer tapes and disks containing confidential information of the Company and all other property belonging to the Company.

10.  Non-Competition. Christoffersen agrees that he will not, during the
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continuance of his employment, directly or indirectly, engage in any business or activity which may or would compete with any aspect of the business of the Company; except that nothing herein shall prevent Christoffersen from owning stock in any corporation, if Christoffersen (together with his immediate family) owns, directly or indirectly, less than 5% of the outstanding stock of such corporation. Christoffersen and the Company agree that the restrictions contained in this Paragraph 10 are reasonable as to their operative periods of time and geographic scope and are necessary for the purpose of preserving the Company's good will, proprietary rights and going concern value. However, each and every restriction is independent and severable from the other. Therefore, no such restriction shall be affected or rendered unenforceable in toto or with respect to any period of time or area by reason of the fact that, for any reason, any other restriction may be determined unenforceable in whole or in part. Thus, if a final judicial determination is made by a court of competent jurisdiction that the period of time or territory or any other restriction contained in this Agreement is unenforceable, the provisions of this Agreement shall not be rendered void but shall be enforced as to such maximum period of time and territory and to such other maximum extent as such court may judicially determine or indicate to be enforceable.

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11.  Termination. Christoffersen's employment shall be subject to termination as
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follows:

(a)  Christoffersen's employment hereunder shall terminate upon his death.

(b) The Company may terminate Christoffersen's employment for any reason upon 30 days written notice.

(c) The Company may terminate Christoffersen's employment for cause upon written notice delivered to Christoffersen, which notice shall set forth the reasons for termination. For purposes of this Agreement, the term "cause" shall include (i) a material breach by Christoffersen of his obligations hereunder or a material breach of his fiduciary duties to the Company; (ii) theft, dishonesty or criminal conduct by Christoffersen; or (iii) an act by Christoffersen involving moral turpitude. Termination shall be effective forthwith in the case of termination pursuant to clause (ii) or (iii) and upon the expiration of ten
(10) days after the date of notice from the Company in the case of termination pursuant to clause (i) above.

12.  Christoffersen's Rights Upon Termination of Employment. In the event of the
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termination of Christoffersen's employment, without regard to the reason for such termination, Christoffersen shall be entitled to receive the following amounts:

(a) Salary and bonuses payable under Paragraph 2 accrued and owing prior to the date of tennination which has not previously been paid;

(b) Benefits under any fringe benefit plan to the extent not paid for the then current annual period, if any, applicable to such benefit plan (unless otherwise provided by such plan), including accrued vacation, with the amount thereof being prorated to reflect the number of days of such annual period during which Christoffersen was employed by the Company;

(c) Reimbursements under Paragraph 4 accrued and owing through the date of termination; and

(d) In the event Christoffersen's employment is terminated pursuant to Paragraph 10(a) or (b) prior to January 1, 2002, such compensation and benefits that would have been payable under this Agreement through such date in such amounts, and paid at such times, as they would have been paid had Christoffersen's employment continued to such date.

13.  Indemnification. The Company hereby agrees that during the term of this
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Agreement and thereafter it shall indemnify Christoffersen for any claims, losses or actions relating to his service to the ompany as an officer, director, employee, consultant or agent of the Company to the fullest extent permitted under the Company's Certificate of Incorporation and Bylaws and the applicable laws of Delaware and in furtherance thereof shall advance to or on Christoffersen's behalf all costs and expense of defending any such claim or action to the fullest extent permitted under the Company's Certificate of Incorporation and Bylaws and the applicable laws of Delaware. The foregoing right to indemnification shall include, but not be limited to, indemnification of Christoffersen in connection with the legal action entitled In Re Ribozyme

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Pharmaceuticals, Inc. Securities Lititagation, Civil Action 99-B-2235, pending in the United States District Court for the District of Colorado.

14.  Assignment. This Agreement shall be binding upon and inure to the benefit
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of the Company, its successors and assigns, and shall be binding upon and inure to the benefit of Christoffersen. This Agreement shall be assigned to and assumed by any person, firm or corporation which shall acquire or succeed to the Company's business by merger, consolidation or otherwise.

15.  Severability. The invalidity or unenforceability of any provision hereof
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shall in no way affect the validity or enforceability of any other provision.

16.  Notices. Any notice required or permitted to be given under this Agreement
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shall be sufficient, if in writing and if sent by certified mail, by overnight mail or delivery service, or by facsimile transmission (i) to his residence in the case of Christoffersen or (ii) to its principal office in the case of the Company (attention President and Chief Executive Officer).

17.  Entire Agreement. This Agreement embodies the entire and exclusive
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agreement of the parties. There are no promises, understandings, agreements, obligations, terms or conditions other than those contained herein. This Agreement shall supersede and nullify all previous agreements, representations and communications of any type, whether verbal or written between the parties. This Agreement cannot be changed or modified in any respect except by a writing signed by both parties.

18.  Text. Whenever the context permits, words in the singular or plural herein
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shall include both singular and plural. The references herein to the Company and its rights and obligations shall be deemed references to and rights and obligations of an assignee of this Agreement. The marginal headings are inserted for convenience only and shall not form part of this Agreement.

19.  Counterparts. This Agreement may be executed in one or more counterparts,
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each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

20.  Governing Law. This Agreement shall be governed and construed in accordance
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with the laws of the State of Colorado.

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IN WITNESS WHEREOF, the Company and Christoffersen have executed this Agreement on the respective dates set forth below.

RIBOZYME PHARMACEUTICALS, INC.



By:  /s/ David T. Morgenthaler
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     David T. Morgenthaler, Chairman of the Board



RALPH E. CHRISTOFFERSEN, Ph.D.


/s/ Ralph E. Christoffersen
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